Contacts:

Casey Delaney	Scott Solomon
Acting Chief Financial Officer,	Vice President
Vice President and Controller	Sharon Merrill Associates
LoJack Corporation	(617) 542-5300
(781) 302-4200	LOJN@investorrelations.com

LoJack Reports Financial Results for the Second Quarter of 2014 and Provides Strategic Update on Telematics Initiatives
Financial and Operating Highlights

•	Domestic SVR volume outpaces retail auto industry for seventh consecutive quarter

•	Revenue of $34.4 million up 2% from Q2 2013

•	GAAP gross margin of 49.4%

•	Non-GAAP gross margin of 54.3% is consistent with Q2 2013 gross margin of 54.5%

•	Company updates full-year 2014 guidance to reflect ongoing international market volatility and the battery evaluation reserves of $1.7 million

•	Boston Globe selects LoJack Fleet Management Powered by TomTom

CANTON, Mass. - August 12, 2014 - LoJack Corp. (NASDAQ: LOJN) today reported second quarter financial results for the three-month period ended June 30, 2014.
Revenue for the second quarter ended June 30, 2014 was $34.4 million, compared with $33.7 million for the same period in 2013.
Consolidated second-quarter gross profit was $16.9 million, or 49.4% of revenue, compared with $18.4 million, or 54.5% of revenue, for the same period of 2013. The decrease in consolidated gross profit was primarily related to $1.7 million of reserves related to the battery evaluation described below. These reserves lowered gross margin by 490 basis points in the second quarter of 2014. Consolidated non-GAAP second quarter gross margin was 54.3% compared with 54.5% consolidated gross margin in Q2 of 2013. A reconciliation of this non-GAAP financial measure to the most directly comparable GAAP financial measure is set forth in Table 2 of this press release.
Total operating expenses were $19.9 million, or 57.7% of revenue, compared with $18.2 million, or 53.9% of revenue, for the comparable period of 2013.
The net loss attributable to the Company for the three months ended June 30, 2014 was $3.4 million, or $0.19 per share, compared with net income attributable to LoJack of $2.6 million, or $0.15 per diluted share, for the same period of 2013.

Adjusted EBITDA for the second quarter of 2014 was ($1.5 million), compared with $1.8 million for the comparable period of 2013. For the 2014 period, Adjusted EBITDA includes the items listed below, and a reconciliation of this non-GAAP financial measure to the most directly comparable GAAP financial measure is set forth in Table 1 of this press release:

•
$1.7 million in reserves associated with a quality assurance notification program in the United States related to the battery evaluation for vehicle product customers and business concessions related to an evaluation of certain batteries in the Company’s self-powered LoJack Units that have exhibited degraded performance (for information on planned notification outreach, visit www.lojack.com/notification);

•	$900,000 in severance payments associated with the departure of several executives of the Company;

•	$700,000 paid by the Company’s Brasil LTDA subsidiary to settle certain state value-added tax assessments imposed by the state of São Paulo in 2011; and

•	$500,000 in operating expenses related to investments in the Company’s Enterprise Resource Planning system.

LoJack concluded the 2014 second quarter with cash and cash equivalents of $21.6 million and additional borrowing capacity of $10.7 million.
“Our domestic Stolen Vehicle Recovery (SVR) business outpaced the broader retail auto sales index for the seventh consecutive quarter in Q2, as our SVR unit shipments increased 10% compared with 7% for the broader industry as a whole,” said Randy Ortiz, LoJack’s chief executive officer and president. “The increase in unit volume was attributable in part to the continued momentum of our pre-install program (PIP), which accounted for 55% of U.S. dealer unit shipments in the second quarter compared with 45% in the same period of 2013."
“Although our PIP program performed solidly in Q2, U.S. revenues were down 3% year over year, partly reflecting lower sales of ancillary products in the 2014 period, combined with a decrease in our commercial business,” Ortiz said. “On the international front, we did not meet our expectations in the second quarter, as no orders were received from our Argentinean licensee due to that country’s ongoing import restrictions.”
“We anticipate that a portion of the revenue shortfall we experienced in the second quarter will be recaptured in the second half of 2014,” Ortiz said. “This expectation is based on the continued steady growth of the U.S. domestic auto industry and an expected higher ARPU (average revenue per unit) as longer-tenured PIP dealers sell more ancillary products on top of a growing volume of pre-installs. In addition, we expect our fleet telematics business to contribute to revenue growth in the second half of the year. Visibility into the situation in Argentina is limited, and we anticipate that international licensee revenues will remain uneven."
Fleet Telematics
“In our telematics business, we continue to invest in product development, expansion of our distribution channel and identification of new customers,” Ortiz said. “Between our national fleet sales organization, our dealer referral program and our alliance partner, TomTom, we are developing a growing base of potential customers.”
Fleet Management Contract Win: The Company announced that The Boston Globe has selected LoJack Fleet Management Powered by TomTom to optimize fleet safety, performance and efficiency. The Globe will deploy the new fleet management solution on more than 130 delivery and service vehicles across the greater New England area, providing access to critical information, such as trip, fuel consumption and maintenance reports.
Organizational Restructuring
In July, the Company announced a restructuring program that included the elimination of 18 positions and other operating-expense reductions. LoJack expects this action to be completed by the end of September, resulting in an anticipated pre-tax charge of approximately $840,000 in the third quarter of 2014.
“Our ability to successfully create a new subscription-based business model at LoJack requires a commitment to improving our operating efficiency and ensuring that our cost structure is directly aligned with our growth objectives,” Ortiz said. “We believe that streamlining our expense profile now positions us to produce higher returns for our shareholders over the long term through focused investments in a more profitable telematics strategy.”

Business Outlook
“Our strategy is to create a highly differentiated suite of products that deliver on the LoJack brand promise of safety, security and protection, while contributing to sustained growth and profitability for our shareholders,” Ortiz said. “By leveraging our technology expertise, distribution network and brand recognition, as well as making focused investments, we believe that we can deliver on that commitment.”
For full-year 2014, LoJack now expects net revenue to increase in the range of 5% to 7% over full-year 2013, and expects Adjusted EBITDA in the range of 5% to 6% of 2014 revenue. The Company’s revised guidance primarily reflects reduced expectations from its Argentinean licensee and the $1.7 million in costs related to the battery evaluation described above. Revised Adjusted EBITDA guidance does not reflect potential additional costs related to the battery evaluation as we cannot predict what other actions will be required or otherwise taken by LoJack, nor can we predict the outcome nor estimate the possible loss with respect to such actions.
Second Quarter 2014 Conference Call
Randy Ortiz, chief executive officer and president, and Casey Delaney, acting chief financial officer, vice president and controller, will host a conference call and webcast at 8:30 a.m. ET today to discuss details of the Company’s performance for the quarter and the business outlook. The webcast can be accessed by logging on to http://investors.lojack.com/events.cfm. You also can hear the live call by dialing 877-868-1835 (domestic) or 914-495-8581 (international) and using conference ID 70602935. The presentation slides that will be discussed on the conference call are expected to be available this morning, prior to the start of the call. The slides may be downloaded from the Investor Relations section of the LoJack website. An archive of the webcast will be available after the call concludes.
About LoJack Corporation
LoJack Corporation, the company that has helped more than nine million people protect their vehicles in the event of theft over the past 25+ years, today provides safety, security and protection for an ever-growing range of valuable assets and people. Leveraging its core strengths, including its well-known brand, direct integration with law enforcement and Dealer distribution network, LoJack Corporation is expanding into new areas across the continuum from theft deterrence to recovery. The Company is focusing on creating a new level of value for its Dealer, customer and investor communities by delivering innovative offerings and multiple technologies in expanding geographies. For more information, visit www.lojack.com, www.autotheftblog.com, www.youtube.com/lojack, www.twitter.com/LoJackCorp,or www.Facebook.com/LoJackCorp.
Use of Non-GAAP Financial Measures
In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this press release also contains the non-GAAP financial measures; Adjusted EBITDA and non-GAAP gross margin percentage. The Company believes that the inclusion of these non-GAAP financial measures in this press release helps investors to gain a meaningful understanding of changes in the Company's core operating results, and can also help investors who wish to make comparisons between LoJack and other companies on both a GAAP and a non-GAAP basis. LoJack management uses these non-GAAP measures, in addition to GAAP financial measures, as the basis for measuring our core operating performance and comparing such performance to that of prior periods and to the performance of our competitors. These measures are also used by management to assist with their financial and operating decision making.
The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for results of operations prepared in accordance with GAAP. In addition, the non-GAAP financial measures included in this press release may be different from, and therefore may not be comparable to, similar measures used by other companies. Reconciliations of the non-GAAP financial measures used in this press release to the most directly comparable GAAP financial measures are set forth in the text of, and the accompanying tables to, this press release.

Safe Harbor Regarding Forward-Looking Statements
From time to time, information provided by the Company or statements made by its employees may contain "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws, which involve risks and uncertainties. You can identify these statements by use of the words "assumes," "believes," "estimates," "expects," "will," "intends," "plans," "projects" and similar expressions that do not relate to historical matters. Any statements in this news release that are not statements of historical fact are forward-looking statements, including, but not limited to, statements concerning (a) the Company's markets, including the domestic auto market and international markets, (b) the Company's strategic initiatives, investments and plans for growth and future operations, including with respect to the Company's expansion into telematics and the connected car, (c) the Company's pre-install program and expected unit growth, (d) the development of new products and services, including telematics solutions, (e) expectations for international revenues and (f) the Company's future financial performance, including expected ARPU, and revenue and Adjusted EBITDA for the full year. Such forward-looking statements are based on a number of assumptions and involve a number of risks and uncertainties, and accordingly, actual results could differ materially. Factors that may cause such differences include, but are not limited to: (1) the continued and future acceptance of the Company's products and services, including the Company's pre-install program and fleet management and other telematics products; (2) the Company's ability to obtain financing from lenders; (3) the outcome of ongoing litigation involving the Company; (4) the rate of growth in the industries of the Company's customers; (5) the presence of competitors with greater technical, marketing, and financial resources; (6) the Company's customers' ability to access the credit markets, including changes in interest rates; (7) the Company's ability to promptly and effectively respond to technological change to meet evolving customer needs; (8) the Company's ability to successfully expand its operations, including through the introduction of new products and services; (9) changes in general economic or geopolitical conditions, including the European debt crisis; (10) conditions in the automotive retail market and the Company's relationships with dealers, licensees, partners, agents and local law enforcement; (11) the expected timing of purchases by the Company's customers; (12) the Company's ability to achieve the expected benefits of its strategic alliance with TomTom; (13) financial and reputational risks related to product quality and liability issues; and (14) trade tensions and governmental regulations and restrictions in Argentina and the Company's other international markets. For a further discussion of these and other significant factors to consider in connection with forward-looking statements concerning the Company, reference is made to the Company's Annual Report on Form 10-K for the year ended December 31, 2013 and the Company's other filings with the Securities and Exchange Commission.
Readers should not place undue reliance on any forward-looking statements, which only speak as of the date made. Except as required by law, the Company undertakes no obligation to release publicly the result of any revision to the forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Table 1 – Adjusted EBITDA Computation

GAAP to Pro Forma Non-GAAP Reconciliation
(in thousands)

	Three Months Ended	Three Months Ended
	June 30, 2014	June 30, 2013
	$	$

Net (loss) income, as reported	(3,435)	2,645
Adjusted for:
Provision (benefit) for income taxes	141	(2,281)
Other (expense) income	(420)	150
Operating income (loss)	(2,874)	214
Adjusted for:
Depreciation and amortization	1,054	1,088
Stock compensation expense	359	521
Adjusted EBITDA	(1,461)	1,823

	Six Months Ended	Six Months Ended
	June 30, 2014	June 30, 2013
	$	$

Net loss, as reported	(8,974)	(2,991)
Adjusted for:
Provision (benefit) for income taxes	178	(2,355)
Other (expense) income	(540)	74
Operating loss	(8,256)	(5,420)
Adjusted for:
Depreciation and amortization	2,042	2,217
Stock compensation expense	883	943
Adjusted EBITDA	(5,331)	(2,260)

Table 2 – Non-GAAP Gross Margin Percentage Calculation

GAAP to Non-GAAP Gross Margin Percentage Reconciliation
(in thousands)

	Three Months Ended		Three Months Ended
	June 30, 2014		June 30, 2013
	$	Gross Margin %	$	Gross Margin %

Gross profit, as reported	16,992	49.4%	18,364	54.5%
Adjusted for:
Battery evaluation accrual	1,700	4.9%	—	—%
Non-GAAP gross profit	18,692	54.3%	18,364	54.5%

LoJack Corporation and Subsidiaries
Condensed Consolidated Statement of Operations

(in thousands, except share and per share amounts)

	Three Months Ended June 30,
	2014	2013
	(unaudited)
Revenue	$34,411	$33,680
Cost of goods sold	17,419	15,316
Gross profit	16,992	18,364
Costs and expenses:
Product development	1,122	1,224
Sales and marketing	8,743	8,054
General and administrative	9,007	7,844
Depreciation and amortization	994	1,028
Total	19,866	18,150
Operating (loss) income	(2,874)	214
Other income (expense):
Interest income	3	28
Interest expense	(480)	(256)
Other, net	57	378
Total	(420)	150
(Loss) Income before provision (benefit) for income taxes	(3,294)	364
Provision (benefit) for income taxes	141	(2,281)
Net (loss) income	(3,435)	2,645
Net (loss) income attributable to noncontrolling interest in consolidated subsidiary	(47)	10
Net (loss) income attributable to LoJack Corporation	$(3,388)	$2,635

Net (loss) income per diluted share attributable to LoJack Corporation	$(0.19)	$0.15

Weighted average diluted common shares outstanding	17,974,166	17,982,688

LoJack Corporation and Subsidiaries
Condensed Consolidated Statement of Operations

(in thousands, except share and per share amounts)

	Six Months Ended June 30,
	2014	2013
	(unaudited)
Revenue	$64,543	$64,899
Cost of goods sold	32,458	30,064
Gross profit	32,085	34,835
Costs and expenses:
Product development	2,675	2,666
Sales and marketing	17,339	16,332
General and administrative	18,408	19,163
Depreciation and amortization	1,919	2,094
Total	40,341	40,255
Operating loss	(8,256)	(5,420)
Other income (expense):
Interest income	4	49
Interest expense	(587)	(454)
Other, net	43	479
Total	(540)	74
Loss before provision (benefit) for income taxes	(8,796)	(5,346)
Provision (benefit) for income taxes	178	(2,355)
Net loss	(8,974)	(2,991)
Net income (loss) attributable to noncontrolling interest in consolidated subsidiary	(98)	49
Net loss attributable to LoJack Corporation	$(8,876)	$(3,040)

Net loss per diluted share attributable to LoJack Corporation	$(0.50)	$(0.17)

Weighted average diluted common shares outstanding	17,908,176	17,631,802

LoJack Corporation and Subsidiaries
Condensed Consolidated Balance Sheets

(in thousands)

	June 30, 2014	Dec. 31, 2013
	(unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$21,652	$31,983
Restricted cash	—	47
Accounts receivable, net of allowances of $1,873 and $2,023, respectively	25,702	26,525
Inventories	8,518	7,226
Prepaid and other expenses	3,876	2,253
Prepaid and receivable income taxes	366	186
Deferred income taxes	186	10
Total current assets	60,300	68,230
PROPERTY AND EQUIPMENT, net of accumulated depreciation of $51,176 and $49,235, respectively	13,924	12,600
INTANGIBLE ASSETS—NET	85	90
GOODWILL	1,245	1,245
OTHER ASSETS—NET	4,226	4,611
TOTAL ASSETS	$79,780	$86,776
LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Short term debt	$274	$274
Accounts payable	6,785	6,875
Accrued and other liabilities	9,324	9,048
Current portion of deferred revenue	9,451	10,270
Accrued compensation	3,811	6,227
Total current liabilities	29,645	32,694
LONG TERM DEBT	10,000	6,000
DEFERRED REVENUE	10,117	10,648
DEFERRED INCOME TAXES	186	10
OTHER ACCRUED LIABILITIES	84	84
ACCRUED COMPENSATION	1,432	1,331
Total liabilities	51,464	50,767
COMMITMENTS AND CONTINGENT LIABILITIES	—	—
EQUITY:
Preferred stock—$.01 par value; authorized, 10,000,000 shares	—	—
Common stock—$.01 par value; authorized, 35,000,000 shares; issued and outstanding 18,743,720 at June 30, 2014 and 18,741,253 at December 31, 2013	187	187
Additional paid-in capital	26,146	25,022
Accumulated other comprehensive income	7,034	6,875
Retained earnings (accumulated deficit)	(4,973)	3,904
Total LoJack Corporation equity	28,394	35,988
Noncontrolling interest in subsidiary	(78)	21
Total equity	28,316	36,009
TOTAL LIABILITIES AND EQUITY	$79,780	$86,776